CSFB0404 - Price/Yield - 3A1

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(3)	5	WAM(3)	359
Coupon	4.831	Dated	4/1/2004	NET(3)	4.831	WALA(3)	1
Settle	4/30/2004	First Payment	5/25/2004

PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 83, THEN

 NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9918]%

RUN TO EARLIEST OF BALLOON IN MONTH 83 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	8 CPR - Call (Y)	12 CPR - Call (Y)	15 CPR - Call (Y)	20 CPR - Call (Y)	25 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)

101-12+	4.4775	4.4232	4.3791	4.2982	4.2055	4.0871	3.9416	3.7860
101-13	4.4739	4.4191	4.3746	4.2930	4.1994	4.0800	3.9331	3.7761
101-13+	4.4703	4.4150	4.3701	4.2878	4.1934	4.0728	3.9247	3.7663
101-14	4.4667	4.4110	4.3656	4.2826	4.1873	4.0657	3.9163	3.7565
101-14+	4.4631	4.4069	4.3612	4.2774	4.1813	4.0586	3.9078	3.7467
101-15	4.4596	4.4028	4.3567	4.2722	4.1753	4.0515	3.8994	3.7369
101-15+	4.4560	4.3987	4.3522	4.2670	4.1692	4.0443	3.8910	3.7271
101-16	4.4524	4.3947	4.3477	4.2618	4.1632	4.0372	3.8826	3.7173
101-16+	4.4489	4.3906	4.3433	4.2566	4.1572	4.0301	3.8742	3.7075
101-17	4.4453	4.3865	4.3388	4.2514	4.1511	4.0230	3.8658	3.6977
101-17+	4.4417	4.3825	4.3343	4.2462	4.1451	4.0159	3.8574	3.6879
101-18	4.4381	4.3784	4.3299	4.2410	4.1391	4.0088	3.8490	3.6781
101-18+	4.4346	4.3743	4.3254	4.2358	4.1331	4.0017	3.8406	3.6683
101-19	4.4310	4.3703	4.3210	4.2306	4.1270	3.9946	3.8322	3.6585
101-19+	4.4274	4.3662	4.3165	4.2254	4.1210	3.9875	3.8238	3.6488
101-20	4.4239	4.3622	4.3120	4.2202	4.1150	3.9804	3.8154	3.6390
101-20+	4.4203	4.3581	4.3076	4.2151	4.1090	3.9733	3.8070	3.6292

Spread @ Center Price**	86.70	104.00	115.30	134.80	149.70	163.60	170.60	174.10
WAL	5.03	4.37	3.95	3.35	2.85	2.38	1.98	1.68
Principal Window	May04 - Mar11	May04 - Mar11	May04 - Mar11	May04 - Mar11	May04 - Mar11	May04 - Jul10	May04 - Jul09	May04 - Oct08
Principal # Months	83	83	83	83	83	75	63	54

LIBOR_6MO	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230
LIBOR_1YR	1.510	1.510	1.510	1.510	1.510	1.510	1.510	1.510
CMT_1YR	1.314	1.314	1.314	1.314	1.314	1.314	1.314	1.314

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.140	1.230	1.510	1.846	2.182	2.744	3.215	3.582

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.  PRELIMINARY - SUBJECT TO CHANGE